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                                                                    Exhibit 23.2

                [EMENS, KEGLER, BROWN, HILL & RITTER LETTERHEAD]


                                   CONSENT OF
                 EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.

         We hereby consent to the reference to Emens, Kegler, Brown, Hill & Ritter Co., L.P.A., appearing under the headings "Certain Federal Tax Consequences" and "Legal Matters", in the Registration Statement and in any and all amendments thereto and the Prospectus of the Company relating to the exchange of Common Stock and Options of Benton Oil and Gas Company for common stock and options of Crestone Energy Corporation pursuant to the terms set forth in the Registration Statement.

                             Very truly yours,

                             EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.

                             By: /s/ Jack A. Bjerke
                                -----------------------------------------------
                                     Jack A. Bjerke, Vice President